SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 6, 2003

Oracle Corporation

(Exact name of Registrant as Specified in Charter)

Delaware	0-14376	94-2871189

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Oracle Parkway, Redwood City, California	94065

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(650) 506-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Exhibits

99.1	Press Release dated June 6, 2003

99.2	Announcement to Oracle Employees

99.3	Transcript of June 6, 2003 Conference Call

99.4	Oracle Website Q&A

Items 9 and 12.    Regulation FD Disclosure and Results of Operations and Financial Condition

On June 6, 2003, Oracle Corporation announced that it will commence a cash tender offer to purchase all of the outstanding shares of PeopleSoft, Inc. for $16 per share. The solicitation and the offer to buy PeopleSoft, Inc.’s shares will be made pursuant to an offer to purchase and related materials that Oracle Corporation intends to file on June 9, 2003.

In addition, Oracle Corporation announced that, based on preliminary results, the company expects to report fiscal fourth quarter GAAP earnings per share of $0.14 to $0.15.

THIS FILING IS FOR INFORMATIONAL PURPOSES AND IS NOT AN OFFER TO BUY OR THE SOLICITATION OF AN OFFER TO SELL ANY SHARES. THE SOLICITATION AND THE OFFER TO BUY PEOPLESOFT’S COMMON STOCK WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS THAT ORACLE CORPORATION INTENDS TO FILE ON JUNE 9, 2003. STOCKHOLDERS SHOULD READ THESE MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. STOCKHOLDERS WILL BE ABLE TO OBTAIN THE OFFER TO PURCHASE AND RELATED MATERIALS WITH RESPECT TO THE TENDER OFFER FREE AT THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ORACLE CORPORATION.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 6, 2003	By:	/S/ SAFRA CATZ

Safra Catz Executive Vice President

Exhibit Index

99.1	Press Release dated June 6, 2003

99.2	Announcement to Oracle Employees

99.3	Transcript of June 6, 2003 Conference Call

99.4	Oracle Website Q&A